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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITOR



We have issued our report dated February 7, 1997, accompanying the financial statements of First Bancshares, Inc., included in the Annual Report on Form 10-KSB and incorporated by reference in the Form S-4 Registration Statement and
Prospectus.   We consent to the incorporation by reference of the
aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".


                                        /s/ PORTER KEADLE MOORE, LLP

                                        Successor to the practice of
                                        Evans, Porter, Bryan & Co.


Atlanta, Georgia
April 7, 1997